EXHIBIT 4.4
                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF NEW YORK
                                 (Company LOGO)
Number                                                                  Shares
APC-
                                                                 CUSIP 006899108

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.
                             TOTAL AUTHORIZED ISSUE
                   40,000,000 COMMON SHARES AT $.01 PAR VALUE

THIS CERTIFIES THAT ________________________________________ is the registered holder of the number of shares of Common Stock set forth above of the named Corporation, fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender off this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent. The Corporation will furnish to any shareholder upon request and without charge a full statement of designations, preferences, limitations and relative rights of the shares of each class authorized to be issued.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                Countersigned
                                      Continental Stock Transfer & Trust Company
                                                                 Jersey City, NJ
                                                                 Transfer Agent

                                             By: /s/ DAVID SACKLER
                                                 -------------------------------
                                                              Authorized Officer

                                      SEAL

David Miller, Secretary Treasurer                        David Sackler President